Exhibit 21

Name	Jurisdiction of Incorporation	Percent Owned	Name	Jurisdiction of Incorporation	Percent Owned
CHANTICLEER HOLDINGS, INC.	DE, USA	100%
Burger Business			Just Fresh
American Roadside Burgers, Inc.	DE, USA	100%	JF Franchising Systems, LLC	NC, USA	56%
ARB Stores			JF Restaurants, LLC	NC, USA	56%
American Burger Ally, LLC	NC, USA	100%
American Burger Morehead, LLC	NC, USA	100%	West Coast Hooters
American Roadside McBee, LLC	NC, USA	100%	Jantzen Beach Wings, LLC	OR, USA	100%
American Roadside Southpark LLC	NC, USA	100%	Oregon Owl’s Nest, LLC	OR, USA	100%
American Roadside Burgers Smithtown, Inc.	DE, USA	100%	Tacoma Wings, LLC	WA, USA	100%
American Burger Prosperity, LLC	NC, USA	100%
BGR Acquisition, LLC	NC, USA	100%	South African Entities
BGR Franchising, LLC	VA, USA	100%	Chanticleer South Africa (Pty) Ltd.	South Africa	100%
BGR Operations, LLC	VA, USA	100%	Hooters Emperors Palace (Pty.) Ltd.	South Africa	88%
BGR Arlington, LLC	VA, USA	100%	Hooters On The Buzz (Pty) Ltd	South Africa	95%
BGR Cascades, LLC	VA, USA	100%	Hooters PE (Pty) Ltd	South Africa	100%
BGR Dupont, LLC	DC, USA	100%	Hooters Ruimsig (Pty) Ltd.	South Africa	100%
BGR Old Keene Mill, LLC	VA, USA	100%	Hooters SA (Pty) Ltd	South Africa	78%
BGR Old Town, LLC	VA, USA	100%	Hooters Umhlanga (Pty.) Ltd.	South Africa	90%
BGR Potomac, LLC	MD, USA	100%	Hooters Willows Crossing (Pty) Ltd	South Africa	100%
BGR Springfield Mall, LLC	VA, USA	100%
BGR Tysons, LLC	VA, USA	100%	European Hooters
BGR Washingtonian, LLC	MD, USA	100%	Chanticleer Holdings Limited	Jersey	100%
Capitol Burger, LLC	MD, USA	100%
BGR Mosaic, LLC	VA, USA	100%	West End Wings LTD	United Kingdom	100%
BGR Michigan Ave, LLC	DC, USA	100%
BGR Chevy Chase, LLC	MD, USA	100%
BGR Acquisition 1, LLC	NC, USA	100%	Inactive Entities
BT Burger Acquisition, LLC	NC, USA	100%	Hoot Surfers Paradise Pty. Ltd.	Australia	60%
BT’s Burgerjoint Biltmore, LLC	NC, USA	100%	Hooters Brazil	Brazil	100%
BT’s Burgerjoint Promenade, LLC	NC, USA	100%	DineOut SA Ltd.	England	89%
BT’s Burgerjoint Rivergate LLC	NC, USA	100%	Avenel Financial Services, LLC	NV, USA	100%
BT’s Burgerjoint Sun Valley, LLC	NC, USA	100%	Avenel Ventures, LLC	NV, USA	100%
LBB Acquisition, LLC	NC, USA	100%	Chanticleer Advisors, LLC	NV, USA	100%
Cuarto LLC	OR, USA	100%	Chanticleer Investment Partners, LLC	NC, USA	100%
LBB Acquisition 1 LLC	OR, USA	100%	Dallas Spoon Beverage, LLC	TX, USA	100%
LBB Green Lake LLC	OR, USA	50%	Dallas Spoon, LLC	TX, USA	100%
LBB Hassalo LLC	OR, USA	80%	American Roadside Cross Hill, LLC	NC, USA	100%
LBB Platform LLC	OR, USA	80%	Chanticleer Finance UK (No. 1) Plc	United Kingdom	100%
LBB Progress Ridge LLC	OR, USA	50%
Noveno LLC	OR, USA	100%
Octavo LLC	OR, USA	100%
Primero LLC	OR, USA	100%
Quinto LLC	OR, USA	100%
Segundo LLC	OR, USA	100%
Septimo LLC	OR, USA	100%
Sexto LLC	OR, USA	100%